EXHIBIT 16.1

                    [GOLDSTEIN GOLUB KESSLER LLP LETTERHEAD]

June 13, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

We have read Item 4 of Form 8-K/A dated May 25, 2006 of Shelron Group, Inc. and are in agreement with the statements contained therein.

/s/ Goldstein Golub Kessler LLP
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GOLDSTEIN GOLUB KESSLER LLP